UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INCOME TRUST

WESTERN ASSET FUNDS, INC.

LEGG MASON PARTNERS INSTITUTIONAL TRUST

LEGG MASON PARTNERS MONEY MARKET TRUST

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

MASTER PORTFOLIO TRUST

LEGG MASON PARTNERS VARIABLE INCOME TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                     1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

    3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                      4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

FA CALL SCRIPT

Important shareholder meetings are coming up related to the proposed sale of Legg

Mason to Franklin Templeton, and we ask for your help. You have clients invested in one or more of our funds. If you are authorized, please vote your clients' proxies, today, or ask them to vote FOR the proposals if they vote directly. This is time sensitive, the meeting is scheduled for July 14, and we must secure a high level of voting participation. The transaction will cause the management and subadvisory agreements for Legg Mason's U.S. funds to terminate. Shareholders have been asked to vote on new, essentially identical agreements that will allow the funds' operations to continue uninterrupted. Every vote counts, no matter how many shares an investor owns. If you have questions, please call Computershare at 866-963-5819.

We appreciate your help. Thank you.